Exhibit 99_906

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Altaba Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Altaba Inc. for the period ended December 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Altaba Inc. for the stated period.

/s/ Alexi A. Wellman
Alexi A. Wellman
Chief Executive, Financial and Accounting Officer, Altaba Inc.

Dated: February 15, 2024

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Altaba Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.